Exhibit 3.2

AMENDED AND RESTATED

LIMITED LIABILITY COMPANY AGREEMENT

OF MP ENVIRONMENTAL FUNDING LLC

Dated as of ______________, 2007

TABLE OF CONTENTS

		Page

ARTICLE I	DEFINITIONS	1

SECTION 1.01	Capitalized Terms	1
SECTION 1.02	Other Definitional Provisions	6

ARTICLE II	CONTINUATION OF THE LIMITED LIABILITY COMPANY	7

SECTION 2.01	Continuation; Filings	7
SECTION 2.02	Name and Office	8
SECTION 2.03	Business Purpose	8
SECTION 2.04	Term	7
SECTION 2.05	No State Law Partnership	7
SECTION 2.06	Authority of Member	9
SECTION 2.07	Liability to Third Parties	9
SECTION 2.08	No Personal Liability of Any Member, Special Member, Manager, Etc.	9
SECTION 2.09	Separateness	10
SECTION 2.10	Limited Liability and Bankruptcy Remoteness	12
SECTION 2.11	Additional Issuance	11

ARTICLE III	MANAGEMENT	14

SECTION 3.01	Management by Managers	10
SECTION 3.02	Acts by Managers	14
SECTION 3.03	Number and Qualifications	14
SECTION 3.04	Independent Managers	14
SECTION 3.05	Appointment and Vacancy	15
SECTION 3.06	Term	16
SECTION 3.07	Removal	16
SECTION 3.08	Resignation	12
SECTION 3.09	Place of Meetings of Managers	12
SECTION 3.10	Meetings of Managers	12
SECTION 3.11	Quorum; Majority Vote	12
SECTION 3.12	Methods of Voting; Proxies	16
SECTION 3.13	Actions Without a Meeting	13
SECTION 3.14	Telephone and Similar Meetings	13
SECTION 3.15	Managers	13

ARTICLE IV	OFFICERS	13

SECTION 4.01	Designation; Term; Qualifications	13
SECTION 4.02	Removal and Resignation	17
SECTION 4.03	Vacancies	14
SECTION 4.04	Compensation	14

ARTICLE V	MEMBER	14

SECTION 5.01	Powers	14
SECTION 5.02	Compensation of Member	14
SECTION 5.03	Actions of Member	15
SECTION 5.04	Control by Member	15
SECTION 5.05	Special Members	15

ARTICLE VI	COMMON INTEREST	16

SECTION 6.01	General	16
SECTION 6.02	Distributions	16
SECTION 6.03	Rights on Dissolution and Winding Up	16
SECTION 6.04	Redemption	17
SECTION 6.05	VotingRights	17
SECTION 6.06	Class	17
SECTION 6.07	CapitalContributions	17

ARTICLE VII	ALLOCATIONS; DISTRIBUTIONS; EXPENSES; TAXES; BOOKS; REPORTS; AND BANK ACCOUNTS	17

SECTION 7.01	Allocations	17
SECTION 7.02	Distributions	17
SECTION 7.03	Limitation Upon Distributions	17
SECTION 7.04	Expenses	17
SECTION 7.05	Annual Tax Information	18
SECTION 7.06	Tax Matters	18
SECTION 7.07	Maintenance of Books	18
SECTION 7.08	Reports	18
SECTION 7.09	Bank and Investment Accounts	19

ARTICLE VIII	INDEMNIFICATION	19

SECTION 8.01	Mandatory Indemnification of the Member, the Special Members and the Managers	19
SECTION 8.02	Mandatory Advancement of Expenses	19
SECTION 8.03	Indemnification of Officers, Employees and Agents	20

AMENDED AND RESTATED
LIMITED LIABILITY COMPANY AGREEMENT
OF
MP ENVIRONMENTAL FUNDING LLC,
a Delaware limited liability company

AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT, dated as of _____________, 2007 (as it may be further amended, supplemented or otherwise modified and in effect from time to time, this “Agreement”), of MP ENVIRONMENTAL FUNDING LLC, a Delaware limited liability company (the “Company”), having its principal office at 2215-B Renaissance Drive, Suite #5, Las Vegas, Nevada 89119.

WHEREAS, the Company was formed as a Delaware limited liability company (i) by the filing of the Certificate of Formation of the Company with the Secretary of State of the State of Delaware on November 17, 2006, as amended by the Certificate of Amendment thereto filed with the Secretary of State of the State of Delaware on December 27, 2006 and (ii) the execution of the Limited Liability Company Agreement, dated as of December 5, 2006, as amended as of March 12, 2007 (the “Original LLC Agreement”); and

WHEREAS, this Agreement amends and restates the Original LLC Agreement in all respects and from and after the date hereof constitutes the governing instrument of the Company;

NOW THEREFORE, the Member (as defined below) hereby agrees as follows:

ARTICLE I
DEFINITIONS

SECTION 1.01   Capitalized Terms. For all purposes of this Agreement, the following terms shall have the meanings set forth below:

“Additional Issuance” has the meaning assigned to such term in the Indenture.

“Additional Securities” has the meaning assigned to such term in the Indenture

“Administration Agreement” shall mean the Administration Agreement, to be dated on or about _______________, 2007, between the Company and Allegheny Energy Service Corporation, as administrator, as the same may be amended or supplemented from time to time.

“Administrator” means Allegheny Energy Service Corporation, as administrator under the Administration Agreement, and its permitted successors and assigns thereunder.

“Affiliate” means, with respect to any specified Person, any other Person controlling or controlled by or under common control with such specified Person. For the purposes of this definition, “control” when used with respect to any specified Person means the power to direct or cause the direction of the management or policies of such Person, directly or indirectly, whether through the ownership of voting securities or general partnership or managing member interests, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing. Without limiting the generality of the foregoing, a Person shall be deemed to control any other Person in which it owns, directly or indirectly, a majority of the ownership interests.

“Agreement” shall have the meaning set forth in the first paragraph of this Agreement.

“Bankruptcy” shall mean, with respect to any Person, if (A) such Person (i) makes an assignment for the benefit of creditors, (ii) files a voluntary petition in bankruptcy, (iii) is adjudged a bankrupt or insolvent, or has entered against it an order for relief, in any bankruptcy or insolvency proceedings, (iv) files a petition or answer seeking for itself any reorganization, arrangement, composition, readjustment, liquidation or similar relief under any statute, law or regulation, (v) files an answer or other pleading admitting or failing to contest the material allegations of a petition filed against it in any proceeding of this nature or (vi) seeks, consents to or acquiesces in the appointment of a trustee, receiver or liquidator of the Person or of all or any substantial part of its properties, or (B)(i) if 120 days after the commencement of any proceeding against the Person seeking reorganization, arrangement, composition, readjustment, liquidation or similar relief under any statute, law or regulation, the proceeding has not been dismissed, or (ii) within ninety days after the appointment without such Person’s consent or acquiescence of a trustee, receiver or liquidator of such Person or of all or any substantial part of its properties, the appointment is not vacated or stayed, or within ninety days after the expiration of any such stay, the appointment is not vacated. The foregoing definition of “Bankruptcy” is intended to replace and shall supersede and replace the definition of “Bankruptcy” set forth in Sections 18-101(1) and 18-304 of the LLC Act.

“Basic Documents” shall mean the Transfer Agreement, the Sale Agreement, the Bill of Sale, the Servicing Agreement, the Administration Agreement, each Swap Agreement, the Indenture (including any Series Supplement), the Underwriting Agreement and the Independent Manager Agreements, each as may be amended or supplemented from time to time.

“Bill of Sale” means any bill of sale delivered by the Seller to the Company pursuant to the Sale Agreement.

“Business Day” means any day other than a Saturday, Sunday or a day on which banking institutions in the City of New York, New York or the City of Charleston, West Virginia, is authorized or obligated by law, regulation or executive order to remain closed.

“Certificate of Formation” means the certificate of formation of the Company, that was filed with the Secretary of State of the State of Delaware on November 17, 2006, as amended on December 27, 2006 and as further amended or restated from time to time.

“Code” shall mean the Internal Revenue Code of 1986, as amended from time to time, and all Treasury Regulations promulgated thereunder.

“Collateral” shall have the meaning assigned to it in the Indenture.

“Common Interest” shall mean the limited liability company interest of the Member in the Company as described in Article VI.

“Company” shall have the meaning set forth in the first paragraph of this Agreement.

“Covered Persons” shall have the meaning set forth in Section 2.08(b).

“Environmental Control Bonds” or “Bonds” means the “environmental control bonds” (as defined in the Statute and the Financing Order) issued and authenticated under the Indenture.

“Environmental Control Property” shall have the meaning assigned to such term in the Statute and the Financing Order.

“Financing Order” means the order, Case Nos. 05-0402-E-CN and 05-0750-E-PC, issued by the PSCWV on April 7, 2006, as amended on June 13, 2006 and January 17, 2007, pursuant to the Statute, as the same may be further amended or supplemented in accordance with the Statute and the terms of such order.

“Fiscal Year” shall mean, unless the Managers shall at any time determine otherwise pursuant to the requirements of the Code, the fiscal year of the Member.

“Fitch” means Fitch, Inc., or its successor.

“GAAP” shall mean the generally accepted accounting principles of the United States promulgated or adopted by the Financial Accounting Standards Board and its successors from time to time.

“Governmental Authority” shall mean any federal, state, local or foreign court or governmental department, commission, board, bureau, agency, authority, instrumentality or regulatory body.

“Indenture” shall mean the Indenture, to be dated on or about __________, 2007, between the Company and the Trustee, as the same may be amended or supplemented from time to time, and shall include each Series Supplement and the forms and terms of the Environmental Control Bonds established thereunder.

[“Independent Manager” shall mean, with respect to the Company, a Manager who is not, and within the previous five years was not (except solely by virtue of such Person’s serving as, or being an Affiliate of any other Person serving as, an independent director or manager, as applicable, of any bankruptcy-remote special purpose entity that is an Affiliate of Mon Power or the Company), (i) a stockholder, member (other than a Special Member), partner, director, officer, employee, Affiliate, customer, supplier, creditor or independent contractor of, or any Person, except for [add name of independent manager provider], its agents and employees, and any successor entity thereof, that has received any benefit in any form whatever from (other than in such Manager’s capacity as a ratepayer or customer of Mon Power or any of its Affiliates in the ordinary course of business), or any Person that has provided any service in any form whatsoever to, or any major creditor (or any Affiliate of any major creditor) of, the Company, Mon Power, or any of their Affiliates, (ii) any Person owning beneficially, directly or indirectly, any outstanding shares of common stock, any limited liability company interests or any partnership interests, as applicable, of the Company, Mon Power or any of their Affiliates, or of any major creditor (or any Affiliate of any major creditor) of any of the foregoing, or a stockholder, member, partner, director, officer, employee, Affiliate, customer, supplier, creditor or independent contractor of, or any Person that has received any benefit in any form whatever from (other than in such Person’s capacity as a ratepayer or customer of Mon Power or any of its Affiliates in the ordinary course of business), or any Person that has provided any service in any form whatever to, such beneficial owner or any of such beneficial owner’s Affiliates, or (iii) a member of the immediate family of any Person described above; provided, that the indirect or beneficial ownership of stock through a mutual fund or similar diversified investment vehicle with respect to which the owner does not have discretion or control over the investments held by such diversified investment vehicle shall not preclude such owner from being an Independent Manager. For purposes of this definition, “major creditor” shall mean a Person to which the Company, Mon Power or any of their Affiliates has outstanding indebtedness for borrowed money or credit on open account in a sum sufficiently large as would reasonably be expected to influence the judgment of the proposed Independent Manager adversely to the interests of the Company when the interests of that Person are adverse to those of the Company.] [Company to review]

“Independent Manager Agreement” shall mean any agreement by and between any Independent Manager of the Company and the Company, including the Agreement, dated as of __________, 2007 between the Company and [                                 ] and the Agreement, dated as of _________, 2007, by and between the Company and [                       ].

“LLC Act” shall mean the Delaware Limited Liability Company Act, as amended, as in effect on the date hereof (currently Chapter 18 of Title 6, Sections 18-101 through 18-1109 of the Delaware Code) and as it may be amended hereafter, from time to time.

“Management Agreement” means the agreement of the Managers in the form attached as Schedule D to this Agreement. The Management Agreement shall be deemed incorporated into, and a part of, this Agreement.

“Manager” shall mean any manager of the Company within the meaning of the LLC Act, including the Independent Managers.

“Member” shall mean MP Funding, in its capacity as sole member of the Company under this Agreement, or any successor thereto as a member pursuant to Article VI; provided, however, the term “Member” shall not include any Special Member.

“Mon Power” means Monongahela Power Company doing business as Allegheny Power, or its successor.

“Moody’s” shall mean Moody’s Investors Service, Inc.

“MP Funding” means MP Renaissance Funding, LLC, a Delaware limited liability company, or its successor.

“Original LLC Agreement” shall have the meaning set forth in the second paragraph of this Agreement.

“Outstanding” shall have the meaning assigned to such term in the Indenture.

“Person” shall mean any individual, corporation, estate, partnership, joint venture, association, joint stock company, trust (including any beneficiary thereof), business trust, limited liability company, unincorporated organization or Governmental Authority.

“Proceeding” shall have the meaning set forth in Section 8.01.

“PSCWV” means the Public Service Commission of West Virginia or any successor.

[“PSCWV Condition” means the satisfaction of any precondition to any amendment or modification to or action under any Basic Documents through the obtaining of the PSCWV’s consent or acquiescence, as described in the related Basic Document.]

“Rating Agency” means any rating agency rating the Environmental Control Bonds of any Tranche or Series or any Additional Securities, as the case may be, at the request of the Company or the Trustee, as the case may be. If no such organization or successor is any longer in existence, “Rating Agency” shall be a nationally recognized statistical rating organization or other comparable Person designated by the Company, notice of which designation shall be given to the Trustee.

“Registration Statement” shall mean the registration statement on Form S-1 filed by the Company with the Securities and Exchange Commission on January 5, 2007, as such Registration Statement may be amended and supplemented from time to time or any registration statement subsequently filed by the Company with the Securities and Exchange Commission with respect to any Additional Securities.

“S&P” means Standard & Poor’s Ratings Group, a division of The McGraw-Hill Companies.

“Sale Agreement” shall mean the Transferred Environmental Control Property Sale Agreement, dated on or about, __________, 2007, between MP Funding, as Seller, and the Company, as the same may be amended or supplemented from time to time.

“Seller” means MP Renaissance Funding, LLC and its successors in interest to the extent permitted under the Sale Agreement.

“Series” shall mean each series of Environmental Control Bonds issued and authenticated pursuant to the Indenture as specified in the Series Supplement therefor.

“Series Supplement” shall mean a supplemental indenture to the Indenture that authorizes a particular Series of Environmental Control Bonds, as the same may be amended or supplemented from time to time.

“Servicing Agreement” shall mean the Transferred Environmental Control Property Servicing Agreement, to be dated on or about __________, 2007, between the Company and Mon Power, as servicer, as the same may be amended or supplemented from time to time.

“Special Member” shall have the meaning set forth in Section 5.04. A Special Member shall have the rights and duties expressly set forth in this Agreement.

“State” shall mean any one of the fifty states of the United States of America or the District of Columbia.

“Statute” means the West Virginia Code, Chapter 24, Article 2, §§ 24-2-4e(a) through and including 24-2-4e(v).

“Swap Agreement” means each Swap Agreement, as defined in and permitted by the Indenture and any Series Supplement thereto.

“Swap Counterparty” means, with respect to any Swap Agreement, the Company counterparty under the Swap Agreement.

“Tranche” means, with respect to any Series of Environmental Control Bonds, any one of the tranches of Environmental Control Bonds of that Series.

“Transfer Agreement” shall mean the Environmental Control Property Transfer Agreement dated as of _____________, 2007 between Monongahela Power Company and MP Funding, as the same may be amended and supplemented from time to time.

“Transferor” means Monongahela Power Company under the Transfer Agreement and its successors in interest.

“Trustee” shall mean the party named as such in the Indenture until a successor replaces it in accordance with the applicable provisions of the Indenture and thereafter means the successor serving thereunder.

“Underwriting Agreement” means the Underwriting Agreement dated as of [___________], 2007, among the Company, Mon Power, the Seller, and the underwriters named therein, as the same may be amended and supplemented from time to time.

SECTION 1.02   Other Definitional Provisions.

(a)  Unless otherwise defined herein, all capitalized terms herein shall have the meanings ascribed thereto in the Indenture.

(b)  All terms in this Agreement shall have the defined meanings when used in any certificate or other document made or delivered pursuant hereto unless otherwise defined therein.

(c)  As used in this Agreement and in any certificate or other documents made or delivered pursuant hereto or thereto, accounting terms not defined in this Agreement or in any such certificate or other document, and accounting terms partly defined in this Agreement or in any such certificate or other document to the extent not defined, shall have the respective meanings given to them under GAAP. To the extent that the definitions of accounting terms in this Agreement or in any such certificate or other document are inconsistent with the meanings of such terms under GAAP, the definitions contained in this Agreement or in any such certificate or other document shall control.

(d)  The words “hereof,” “herein,” “hereunder,” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement; Article and Section references contained in this Agreement are references to Articles and Sections in this Agreement unless otherwise specified; and the term “including” shall mean “including without limitation.”

(e)  The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms.

(f)  Any agreement, instrument or statute defined or referred to herein or in any instrument or certificate delivered in connection herewith means such agreement, instrument or statute as from time to time amended, modified or supplemented and includes (in the case of agreements or instruments) references to all attachments thereto and instruments incorporated therein; references to a Person are also to its permitted successors and assigns.

ARTICLE II
CONTINUATION OF THE LIMITED LIABILITY COMPANY

SECTION 2.01   Continuation; Filings. Pursuant to the LLC Act and in accordance with the further terms and provisions hereof, the Member hereby continues the Company as a limited liability company. The Certificate of Formation has been duly executed and filed with the Secretary of State of the State of Delaware by Daniel M. Dunlap as an authorized person within the meaning of the LLC Act. Upon such filing, his powers as an “authorized person” ceased. Kristin W. Epps, as an authorized person, has executed, delivered and filed the Certificate of Amendment to the Certificate of Formation with the Secretary of State of the State of Delaware. Upon such filing, her powers as an authorized person ceased. The Managers, as authorized persons, shall execute or cause to be executed from time to time all other instruments, certificates, notices and documents, and shall do or cause to be done all such filing, recording, publishing and other acts, in each case, as may be necessary or appropriate from time to time to comply with all applicable requirements for the formation, operation and, when appropriate, termination of a limited liability company in the State of Delaware and all other jurisdictions where the Company shall desire to conduct its business.

SECTION 2.02   Name and Office The name of the Company shall be “MP Environmental Funding LLC”. All business of the Company shall be conducted in such name and all contracts, property and other assets of the Company shall be held in that name and the Member shall not have any ownership interest in such contracts, property or other assets in its individual name.

(b)  The address of the registered office of the Company in the State of Delaware is c/o The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware 19801. The name of the Company’s registered agent at that address is The Corporation Trust Company.

(c)  The Company may also have offices at such other places both within and without the State of Delaware as the Member may from time to time determine.

SECTION 2.03   Business Purpose.

(a)  The nature of the business or purpose to be conducted or promoted by the Company is to engage exclusively in the following business and financial activities:

(i)  to authorize, issue, sell and deliver (A) one or more Series or Tranches of Environmental Control Bonds under the Indenture and, in connection therewith, to execute and deliver Series Supplements, including Series Supplements providing for the issuance of additional Series of Environmental Control Bonds, each as permitted by and in accordance with the terms of the Indenture and (B) securities of one or more Additional Issuances;

(ii)  (A) to purchase and hold Environmental Control Property and pledge the same and other Collateral to the Trustee pursuant to the terms and conditions of the Basic Documents and (B) to purchase and hold other collateral and pledge the same as permitted by the PSCWV and the terms herein in connection with any Additional Issuance;

(iii)  to negotiate, authorize, execute, deliver, assume the obligations under, and perform, any agreement or instrument or document relating to the activities set forth in subclauses (i) and (ii) above, including but not limited to agreements with third-party credit enhancers and additional swap or hedge agreement counterparties relating to any Series of Environmental Control Bonds and any Additional Issuance; provided, that each party to any such agreement with the Company shall covenant that it shall not, prior to the date which is one year and one day after the termination of the Indenture, or the termination of any other indenture pursuant to which any Additional Securities are issued, and the payment in full of any Series of the Environmental Control Bonds and Additional Securities and any other amounts owed under the Indenture or other indenture pursuant to which Additional Securities are issued, including, without limitation, any amounts owed to third-party credit enhancers and of all securities of any Additional Issuance, acquiesce, petition or otherwise invoke or cause the Company to invoke the process of any court or Governmental Authority for the purpose of commencing or sustaining an involuntary case against the Company under any federal or State bankruptcy, insolvency or similar law or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Company or any substantial part of the property of the Company, or ordering the winding up or liquidation of the affairs of the Company; and provided, further, that the Company shall be permitted to incur additional indebtedness or other liabilities payable to service providers in the ordinary course of business in connection with the foregoing activities; and

(iv)  to engage in any activity and to exercise any powers permitted to limited liability companies under the laws of the State of Delaware that are related or incidental to the foregoing and necessary, convenient or advisable to accomplish the foregoing.

(b)  Notwithstanding anything in this Agreement to the contrary, the Company, the Member, and each officer and Manager of the Company on behalf of the Company, acting alone, has authority and is hereby authorized to enter into and perform the Basic Documents and all documents, agreements, certificates or financing statements contemplated thereby or related thereto, and to execute and file with the Commission, and cause to go effective, one or more registration statements, including the Registration Statement, all without any further act, vote or approval of any other Person.

SECTION 2.04   Term. The term of the Company shall continue until the Company is dissolved and wound-up in accordance with the LLC Act and this Agreement. The existence of the Company as a separate legal entity shall continue until the cancellation of the Certificate of Formation in accordance with the LLC Act.

SECTION 2.05   No State Law Partnership. The Member and the Special Members intend that the Company shall not be a partnership (including, without limitation, a general partnership or a limited partnership) or joint venture, and that neither the Member, any Special Member nor any Manager shall be a partner or joint venturer of the Member, any Special Member or any Manager with respect to the business of the Company for any purposes, and this Agreement shall not be construed to suggest otherwise.

SECTION 2.06   Authority of Member. Subject to Section 3.04, the Member, acting in such capacity, shall have the authority and power to act for and on behalf of the Company, to do any act that would be binding on the Company, and to incur any expenditures, debts, liabilities and obligations on behalf of the Company.

SECTION 2.07   Liability to Third Parties. Except as otherwise expressly provided by the LLC Act, neither the Member nor any Special Member nor any Manager shall be liable personally for the debts, obligations or liabilities of the Company (whether arising in contract, tort or otherwise), including, without limitation, any debts, obligations or liabilities of the Company arising under a judgment, decree or order of a court, solely by reason of such Person being the Member, or a Special Member or Manager of the Company.

SECTION 2.08   No Personal Liability of Any Member, Special Member, Manager, Etc.

(a)  Except as otherwise expressly provided by the LLC Act, the debts, obligations and liabilities of the Company, whether arising in contract, tort or otherwise, shall be the debts, obligations and liabilities solely of the Company, and neither the Member nor any Special Member nor any Manager shall be obligated personally for any such debt, obligation or liability of the Company solely by reason of such Person being a Member, Special Member or Manager.

(b)  To the fullest extent permitted by law, neither the Member nor any Special Member nor any officer, Manager, employee or agent of the Company, nor any employee, agent or Affiliate of the Member, a Manager or a Special Member (collectively, the “Covered Persons”) shall be liable to the Company or the Member, any Special Member or any Manager for any loss, damage or claim incurred by reason of any act or omission performed or omitted by such Covered Person in good faith on behalf of the Company and in a manner reasonably believed to be within the scope of the authority conferred on such Covered Person by this Agreement, except that a Covered Person shall be liable for any loss, damage or claim incurred by reason of such Covered Person’s gross negligence or willful misconduct, and except that a Manager shall be liable for (i) liabilities arising from the failure by such Manager to perform obligations expressly undertaken by it in this Agreement and (ii) taxes, fees or other charges, based on or measured by any fees, commissions or compensation received by such Manager in connection with the transactions described in this Agreement and the Basic Documents.

SECTION 2.09   Separateness. Except for financial reporting purposes (to the extent required by GAAP) and for federal income tax purposes and, to the extent consistent with applicable state tax law, state income and corporation business tax purposes, the Member and the Managers shall take all steps necessary to continue the identity of the Company as a separate legal entity and to make it apparent to third Persons that the Company is an entity with assets and liabilities distinct from those of the Member, Affiliates of the Member or any other Person, and that the Company is not a division of any of the Affiliates of the Company or any other Person. In that regard, and without limiting the foregoing in any manner:

(a)  Except as provided in the Basic Documents, the funds and other assets of the Company shall not be commingled with those of any other Person, and the Company shall maintain its accounts separate from the Member and any other Person.

(b)  The Company shall not hold itself out as being liable for the debts of any other Person, and shall conduct its own business in its own name.

(c)  The Company shall not form, or cause to be formed, any subsidiaries.

(d)  The Company shall act solely in its limited liability company name and through its duly authorized Member, Special Members, Managers, officers or agents in the conduct of its business, and shall conduct its business so as not to mislead others as to the identity of the entity or assets with which they are concerned and (except as provided in the Basic Documents) shall at all times maintain its assets in a manner that facilitates their identification and segregation from those of the Member or any of its Affiliates or any other Person.

(e)  The Company shall practice and adhere to organizational formalities, such as maintaining separate records, books of account and financial statements, and shall not commingle its records and books of account with the records and books of account of the Member or any of its Affiliates or any other Person.

(f)  The Managers shall act by written consent or hold appropriate meetings to authorize all of the Company’s limited liability company actions, which meetings may be held by telephone conference call or by electronic transmission. The Company shall observe all formalities required by this Agreement.

(g)  The Company shall at all times remain solvent and ensure that its capitalization is adequate in light of its business and purpose, provided, however, the foregoing shall not require the Member to make any additional capital contributions to the Company.

(h)  Neither the Member nor any Special Member nor any Manager shall guarantee, become liable on or hold itself out as being liable for the debts of the Company. The Company shall not guarantee or become obligated for the debts of the Member, any Special Member, any Manager, any Affiliate of the foregoing or any other Person, or otherwise hold out its credit as being available to satisfy the obligations of the Member, any Special Member, any Manager or any other Person, shall not pledge its assets for the benefit of any Person other than the Trustee for the benefit of the Holders of the Environmental Control Bonds, shall not make loans or advances to any Person, and shall not acquire obligations or securities of the Member, any Special Member, any Manager or any Affiliate of the foregoing.

(i)  The Company shall pay its own liabilities out of its own funds, including fees and expenses earned by Allegheny Energy Service Corporation, as administrator, pursuant to the Administration Agreement, Mon Power, as servicer, pursuant to the Servicing Agreement and MP Funding, as Seller, pursuant to the Sale Agreement, provided, however, the foregoing shall not require the Member to make any additional capital contributions to the Company.

(j)  The Company shall maintain an arm’s-length relationship with its Affiliates.

(k)      The Company shall allocate fairly and reasonably, on market-based terms, any overhead for office space shared with the Member, any Special Member or any Manager.

(l)       The Company shall use its own separate stationery, invoices, checks and other business forms distinct from those of the Member or any of its Affiliates or any other Person.

(m)     The Company shall hold itself out as a separate entity and correct any known misunderstanding regarding its separate identity.

(n)     The Company shall not engage in any activity other than (i) those activities expressly permitted under this Agreement and the Basic Documents to which it is a party, nor will the Company enter into any agreement other than those necessary to fulfill the purposes of the Company as described in Section 2.03 hereof and such other agreements that are permitted by the Basic Documents and are necessary or desirable for the Company to exercise its rights and perform its obligations under such Basic Documents and this Agreement and (ii) those activities reasonable and necessary to undertake an offering of Additional Securities, as authorized by the PSCWV.

(o)     To the fullest extent permitted by law, the Company shall make all decisions with respect to its business and daily operations independently and in the Company’s best interest without obligation or reference to how such decision might affect any other Person, including the Member or any of its Affiliates; provided, that the officer making any particular decision may also be an employee, officer or director of the Member, any other member, or any of their respective Affiliates.

(p)     The Company shall maintain office space separate from the office space of the Member, any other member and any of their respective Affiliates (but which may be located at the same address).

(q)     The Company shall allocate, on an arm’s-length basis, all shared corporate operating services, leases and expenses and otherwise maintain an arm’s-length relationship with the Member, any other members and any of their respective Affiliates.

(r)      The Company, without the consent of the Independent Managers, shall not file or otherwise initiate or support the filing of a motion in any Bankruptcy or other insolvency proceeding involving the Member, any other member or any of their respective Affiliates to substantively consolidate the Member or any Affiliate of the Member with the Company.

(s)     The Company shall not acquire obligations or securities of the Member, any other member or any of their respective Affiliates.

Failure of the Company, the Member, any Special Member or any Manager on behalf of the Company to comply with any of the foregoing covenants or any of the covenants contained in this Agreement shall not affect the status of the Company as a separate legal entity or the limited liability of the Member, any Special Member or any Manager.

SECTION 2.10   Limited Liability and Bankruptcy Remoteness. Without limiting the generality of Section 2.09, the Company shall be operated in such a manner as the Managers deem reasonable and necessary or appropriate to preserve:

(a)  the limited liability of MP Funding (or its successor) as the Member in the Company and the limited liability of the Special Members,

(b)  the separateness of the Company from the business of MP Funding (or its successor), as the Member of the Company, or any other Affiliate thereof, and

(c)  until the expiration of the one year and one day period of time as specified in Section 9.05(a), the bankruptcy-remote status of the Company.

SECTION 2.11   Additional Issuance. If the Company receives a financing order or other authorization or approval from the PSCWV, the Company may, in its sole discretion, acquire additional and separate property (including property other than Environmental Control Property) and issue one or more Additional Issuances that are backed by such separate additional property. Any new Additional Issuance may include terms and provisions unique to that Additional Issuance.

(a)  The Company shall not issue additional Environmental Control Bonds or other Additional Securities if the Additional Issuance would result in the then-current ratings on any Outstanding Series of Environmental Control Bonds or other Outstanding Additional Securities being reduced or withdrawn.

(b)  The following conditions must be satisfied in connection with any Additional Issuance:

(i)  if the Additional Issuance is a new series of Environmental Control Bonds, such Bonds shall be rated “Aaa” by Moody’s and “AAA” by S&P and Fitch;

(ii)  each Additional Issuance shall have recourse only to the assets pledged in connection with such Additional Issuance, shall be nonrecourse to any of the Company’s other assets and shall not constitute a claim against the Company if cash flow from the pledged assets is insufficient to pay such Additional Issuance in full;

(iii)  the Company has delivered to the Trustee an Opinion of Counsel of a nationally recognized firm experienced in such matters to the effect that after such issuance, in the opinion of such counsel, if either or both of Mon Power or the Seller were to become a debtor in a case under the United States Bankruptcy Code (Title 11, U.S.C.), a federal court exercising bankruptcy jurisdiction and exercising reasonable judgment after full consideration of all relevant factors would not order substantive consolidation of the assets and liabilities of the Company with those of the bankruptcy estate of Mon Power or the Seller, subject to the customary exceptions, qualifications and assumptions contained therein;

(iv)  the Company has delivered to the Trustee a certificate meeting the criteria of Section 3.19(c)(iv) of the Indenture stating that the securities issued pursuant to such Additional Issuance shall have the benefit of a true-up mechanism;

(v)  the transaction documentation for such Additional Issuance provides that holders of the securities of such Additional Issuance will not file or join in the filing of any bankruptcy petition against the Company;

(vi)  if the holders of the securities of any Additional Issuance are deemed to have any interest in any of the Collateral pledged under the Indenture (other than Collateral pledged with respect to such Additional Issuance), the holders of such securities must agree that any such interest is subordinate to the claims and rights of the Holders of such other related sereies of Environmental Control Bonds;

(vii)  the Additional Issuance shall have its own bank accounts or trust accounts; and

(viii)  the Additional Issuance shall bear its own trustees fees and servicer fees, except that the allocation of such fees with respect to any Additional Issuance of Environmental Control Bonds shall be governed by the terms of the Indenture and the Servicing Agreement.

ARTICLE III
MANAGEMENT

SECTION 3.01   Management by Managers. Except as otherwise expressly set forth in this Agreement, the powers of the Company shall be exercised by or under the authority of, and the business and affairs of the Company shall be managed under the direction of, the Managers.

SECTION 3.02   Acts by Managers.

(a)  The Managers shall be obliged to devote only as much of their time to the Company’s business as shall be reasonably required in light of the Company’s business and objectives. A Manager shall perform his or her duties as a Manager in good faith, in a manner he or she reasonably believes to be in the best interests of the Company, and with such care as an ordinarily prudent person in a like position would use under similar circumstances.

(b)  Every Manager is an agent of the Company for the purpose of its business, and the act of every Manager, including the execution in the name of the Company of any instrument for carrying on the business of the Company, binds the Company, unless such act is in contravention of this Agreement or unless the Manager so acting otherwise lacks the authority to act for the Company and the Person with whom he or she is dealing has knowledge of the fact that he or she has no such authority.

(c)  The Managers shall have the right and authority to take all actions which the Managers deem necessary, useful or appropriate for the day-to-day management and conduct of the Company’s business.

(d)  The Managers may exercise all powers of the Company and do all such lawful acts and things as are not required or directed by the LLC Act, other applicable law or this Agreement to be exercised or done by the Member. Except as provided in Section 2.03(b), all instruments, contracts, agreements and documents providing for the acquisition or disposition of property of the Company shall be valid and binding on the Company if executed by one or more of the Managers. Except as provided in Section 2.03(b), all instruments, contracts, agreements and documents of whatsoever type executed on behalf of the Company shall be executed in the name of the Company by one or more Managers.

SECTION 3.03   Number and Qualifications. The number of Managers of the Company shall be as determined by the Member from time to time but shall not be less than five, and no decrease in the number of Managers shall have the effect of shortening the term of any incumbent Manager. The Member hereby determines the initial number of Managers to be five.

SECTION 3.04   Independent Managers.

(a)  The Company shall have at all times at least two individuals who are Independent Managers. One Independent Manager shall be appointed by the Member and the other Independent Manager shall be appointed by PSCWV in accordance with Section 3.04(e). The Independent Managers may not delegate their duties, authorities or responsibilities hereunder. If any Independent Manager resigns, dies or becomes incapacitated, or such position is otherwise vacant, no action requiring the unanimous affirmative vote of the Managers shall be taken until a successor Independent Manager is appointed by the Member or the PSCWV as applicable and such successor Independent Manager qualifies and approves such action.

(b)  Notwithstanding any other provision of this Agreement and any provision of law that otherwise so empowers the Company, the Member, any Special Member, any Manager or any other Person, the Company shall not, and neither the Member nor any Special Member nor any Manager nor any other Person on behalf of the Company shall, without the prior unanimous consent of the Managers, including each of the Independent Managers, do any of the following: (i) engage in any business or activity other than those set forth in Article II; (ii) except as provided in the Basic Documents, incur any indebtedness, other than the Environmental Control Bonds, obligations under agreements with third party credit enhancers and swap or hedge agreement counterparties relating to any Series of Environmental Control Bonds and ordinary course expenses incurred in accordance with Article II, or assume or guarantee any indebtedness of any other entity; (iii) make a general assignment for the benefit of creditors; (iv) file a petition commencing a voluntary bankruptcy case; (v) file a petition or answer seeking reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any statute, law or regulation; (vi) file an answer or other pleading admitting or failing to contest the material allegations of a petition filed against the Company in any proceeding seeking reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any statute, law or regulation, or the entry of any order appointing a trustee, liquidator or receiver of the Company or of the Company’s assets or any substantial portion thereof; (vii) seek, consent to or acquiesce in the appointment of a trustee, receiver or liquidator of the Company or of all or any substantial part of the Company’s assets; (viii) consolidate, convert or merge with or into any other entity or convey or transfer substantially all of the Company’s properties and assets substantially as an entirety to any entity; or (ix) amend this Agreement or take any action in furtherance of any such action. With regard to any action contemplated by the preceding sentence, or with regard to any action taken or determination made at any time when the Company is insolvent, each Independent Manager will, to the fullest extent permitted by law, owe its primary fiduciary duty to the Company (including the creditors of the Company).

(c)  At all times, one of the Managers shall have been selected by and shall be subject to removal by the PSCWV and shall be an Independent Manager. Such Independent Manager shall be compensated in accordance with the terms of the Financing Order The Company shall submit the name of a proposed Independent Manager to the PSCWV, and the PSCWV shall either affirmatively approve or disapprove the appointment of such Person as an Independent Manger within fifteen days. If the PSCWV does not approve or disapprove such proposal within fifteen days, such PSCWV approval shall have been deemed to have been made. If the PSCWV disapproves such proposal, the PSCWV may select any individual the PSCWV deems appropriate, so long as such individual qualifies as an “Independent Manager” pursuant to the definition herein.

SECTION 3.05   Appointment and Vacancy. The Member will appoint each Manager other than the Manager approved by the PSCWV in accordance with the terms of Section 3.04(e), including any Manager to be appointed by reason of an increase in the number of Managers. The initial Managers hereby appointed by the Member and the PSCWV are listed on Schedule B attached hereto.

SECTION 3.06   Term. Each Manager shall hold office until his or her successor shall be selected by the Member and qualified, or until his or her earlier death, resignation or removal as provided in this Agreement.

SECTION 3.07   Removal. Subject to Section 3.04(a) and Section 3.15, the Member may remove, with or without cause, any Manager. However, the Member may not remove the Independent Manager selected or deemed selected by the PSCWV pursuant to Section 3.04(c).

SECTION 3.08   Resignation. Any Manager may resign at any time. Such resignation shall be made in writing and shall take effect at the time specified therein or, if no time is specified therein, at the time of its receipt by the remaining Managers; provided, that the resignation of an Independent Manager shall not be effective until a replacement Independent Manager has been appointed. The acceptance of a resignation shall not be necessary to make it effective, unless so expressly provided in the resignation.

SECTION 3.09   Place of Meetings of Managers. Any meetings of the Managers may be held either within or without the State of Delaware at such place or places as shall be determined from time to time by resolution of the Managers.

SECTION 3.10   Meetings of Managers. Meetings of the Managers may be held when called by any Manager or Managers. The Manager or Managers calling any meeting shall cause notice to be given of such meeting, including therein the time, date and place of such meeting, to each Manager at least two Business Days before such meeting. The business to be transacted at, or the purpose of, any meeting of the Managers shall be specified in the notice or waiver of notice of any such meeting. If fewer than all of the Managers are present in person, by telephone or by proxy, business transacted at any such meeting shall be confined to the business or purposes specifically stated in the notice or waiver of notice of such meeting.

SECTION 3.11   Quorum; Majority Vote. At all meetings of the Managers, the presence in person, by telephone or by proxy of a majority of the Managers shall be necessary and sufficient to constitute a quorum for the transaction of business unless a greater number is required by this Agreement or by law. The act of a majority of the Managers present in person, by telephone or by proxy at a meeting at which a quorum is present in person, by telephone or by proxy shall be the act of the Managers, except as otherwise provided by law or this Agreement. If a quorum shall not be present in person, by telephone or by proxy at any meeting of the Managers, the Managers present in person, by telephone or by proxy at the meeting may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present in person, by telephone or by proxy.

SECTION 3.12   Methods of Voting; Proxies. A Manager may vote either in person, by telephone, electronic transmission or by proxy executed in writing by the Manager; provided, that the Person designated to act as proxy for an Independent Manager must be an Independent Manager.

SECTION 3.13   Actions Without a Meeting. Any action required or permitted to be taken at a meeting of the Managers may be taken without a meeting, without prior notice, and without a vote, if a consent in writing, setting forth the action so taken, is signed by the Managers having not fewer than the minimum number of votes that would be necessary to take the action at a meeting at which all Managers entitled to vote on the action were present and voted. Copies of any such consents shall be filed with the minutes and permanent records of the Company.

SECTION 3.14   Telephone and Similar Meetings. The Managers, or members of any committee thereof, may participate in and hold meetings by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other. Such participation in any such meeting shall constitute presence in person at such meeting, except where a Person participates in such meeting for the express purpose of objecting to the transaction of any business on the ground that such meeting is not lawfully called or convened.

SECTION 3.15   Managers. The Member and each Manager shall take all actions necessary from time to time to ensure that at all times the number of Managers shall not be less than five; provided, however, that pursuant to Section 3.04, the Company shall at all times have at least two Independent Managers.

ARTICLE IV
OFFICERS

SECTION 4.01   Designation; Term; Qualifications. The Managers may, from time to time, designate one or more Persons to be officers of the Company. Any officer so designated shall have such title and authority and perform such duties as the Managers may, from time to time, delegate to them. Each officer shall hold office for the term for which such officer is designated and until his or her successor shall be duly designated and shall qualify or until his or her death, resignation or removal as provided in this Agreement. Any Person may hold any number of offices. No officer need be a Manager, the Member, a Delaware resident, or a United States citizen. To the extent the Managers do not enumerate the powers and duties of an officer of the Company, such officers shall have the powers and duties of an officer with a comparable title of a corporation organized under the General Corporation Law of the State of Delaware. The persons identified on Schedule C are hereby designated the initial officers of the Company.

SECTION 4.02   Removal and Resignation. Any officer of the Company may be removed as such, with or without cause, by the Managers at any time. Any officer of the Company may resign as such at any time upon written notice to the Company. Such resignation shall be made in writing and shall take effect at the time specified therein or, if no time is specified therein, at the time of its receipt by the Managers.

SECTION 4.03   Vacancies. Any vacancy occurring in any office of an officer of the Company shall be filled by the Managers.

SECTION 4.04   Compensation. The compensation, if any, of the officers of the Company shall be fixed from time to time by the Managers.

ARTICLE V
MEMBER

SECTION 5.01   Compensation of Member. The Company shall have authority to pay to the Member reasonable compensation for the Member’s services to the Company. It is understood that the compensation paid to the Member under the provisions of this Section 5.01 shall be determined without regard to the income of the Company, shall not be deemed to constitute distributions to the recipient of any profit, loss or capital of the Company and shall be considered as an operating expense of the Company.

SECTION 5.02   Actions of Member. All actions of the Member may be taken by written resolution of the Member which shall be signed on behalf of the Member by an authorized officer of the Member and filed with the minutes and permanent records of the Company.

SECTION 5.03   Control by Member. To the extent the Member takes any action with respect to the Company (including by means of its appointment of any individual Manager or its control or employment of any individual Manager in any other capacity), the Member, or any such Manager, as applicable, will act in good faith in accordance with the terms of this Agreement, and make decisions with respect to the business and daily operations of the Company independent of, and not dictated by, in the case of any such Manager, the Member, or in either case any Affiliate of the foregoing, and, to the fullest extent permitted by law, each Independent Manager shall bear a fiduciary duty to the Company (including its creditors) under the circumstances set forth in Section 3.04.

SECTION 5.04   Special Members. Upon the occurrence of any event that causes the Member to cease to be a member of the Company other than by a transfer by the Member of its limited liability company interest in the Company pursuant to Section 6.01 and the admission of a substitute Member pursuant to Section 6.01, each person acting as an Independent Manager pursuant to Section 3.04 shall, without any action of any Person and simultaneously with the Member ceasing to be a member of the Company, automatically be admitted to the Company as a special member (a “Special Member”) and shall continue the Company without dissolution. No Special Member may resign from the Company or transfer its rights as a Special Member unless (a) a successor Special Member has been admitted to the Company as a Special Member by executing a counterpart to this Agreement and (b) such successor has also accepted its appointment as Independent Manager; provided, however, the Special Members shall automatically cease to be members of the Company upon the admission to the Company of a substitute Member appointed by the personal representative of the last Member that ceased to be a member of the Company. Each Special Member shall be a member of the Company that has no interest in the profits, losses and capital of the Company and has no right to receive any distributions of Company assets. Pursuant to Section 18-301 of the LLC Act, a Special Member shall not be required to make any capital contributions to the Company and shall not receive a limited liability company interest in the Company. A Special Member, in its capacity as Special Member, may not bind the Company. Except as required by any mandatory provision of the

LLC Act, each Special Member, in its capacity as Special Member, shall have no right to vote on, approve or otherwise consent to any action by, or matter relating to, the Company, including, without limitation, the merger, consolidation or conversion of the Company. In order to implement the admission to the Company of each Special Member pursuant to this Section 5.04, each person acting as an Independent Manager pursuant to Section 3.04 shall execute a counterpart to this Agreement. Prior to its admission to the Company as Special Member, each person acting as an Independent Manager pursuant to Section 3.04 shall not be a member of the Company.

ARTICLE VI
COMMON INTEREST

SECTION 6.01   General. The Common Interest constitutes personal property and shall be freely transferable and assignable in whole but not in part upon registration of such transfer and assignment on the books of the Company in accordance with the procedures established for such purpose by the Managers of the Company. Immediately upon registration of the transfer and assignment of the Common Interest on the books of the Company and execution by the transferee/assignee of an instrument evidencing its agreement to be bound by this Agreement and without the need for any other action by any Person, the transferee/assignee shall be and become the sole Member of the Company and shall have the rights and powers, and be subject to the restrictions and liabilities, of the Member under this Agreement and the LLC Act, and the transferor/assignor shall cease to be the Member, each as of the date of such registration. Notwithstanding the foregoing, the Common Interest may not be transferred unless S&P shall have confirmed in writing to the Trustee and the Company that such transfer will not result in a reduction or withdrawal of the then current rating by any such Rating Agency of any outstanding Series or Tranche of Environmental Control Bonds and any outstanding securities of all Additional Issuances and ten days prior written notice of such transfer shall be provided to Moody’s and Fitch.

SECTION 6.02   Distributions. The Member shall be entitled to receive, out of the assets of the Company legally available therefor, when, as and if declared by the Managers, distributions payable in cash in such amounts, if any, as the Managers shall declare. Notwithstanding any provision to the contrary contained in this Agreement, the Company shall not be required to make a distribution to the Member on account of its interest in the Company if such distribution would violate the LLC Act or any other applicable law or any Basic Document.

SECTION 6.03   Rights on Dissolution and Winding Up.

(a)  In the event of any dissolution and winding up of the Company, the Member shall be entitled to all remaining assets of the Company available for distribution to the Member after satisfaction (whether by payment or reasonable provision for payment) of all liabilities, debts and obligations of the Company to creditors, as set forth in Section 18-804 of the LLC Act.

(b)  Neither the sale of all or substantially all of the property or business of the Company, nor the merger, conversion or consolidation of the Company into or with another company or other entity, shall be deemed to be a dissolution, liquidation or winding up, voluntary or involuntary, for the purpose of this Section 6.03.

(c)  The commencement of a Bankruptcy, insolvency, receivership or other similar proceeding by or against the Company, any Special Member or the Member shall not, by itself, result in the dissolution of the Company or in the cessation of the interest of the Member in the Company. The resignation of the Member or any Special Member or the dissolution of the Member or any Special Member shall not, by itself, constitute a dissolution of the Company.

(d)  Upon the occurrence of any event that causes the last remaining member of the Company to cease to be a member of the Company, to the fullest extent permitted by law, the personal representative of such member is hereby authorized to, and shall, within ninety days after the occurrence of the event that terminated the continued membership of such member in the Company, agree in writing (i) to continue the Company and (ii) to the admission of the personal representative or its nominee or designee, as the case may be, as a substitute member of the Company, effective as of the occurrence of the event that terminated the continued membership of the last remaining member of the Company in the Company.

(e)  Notwithstanding any other provision of this Agreement, the Bankruptcy of the Member or any Special Member shall not cause the Member or Special Member, respectively, to cease to be a member of the Company, and, upon the occurrence of such an event, the business of the Company shall continue without dissolution.

SECTION 6.04   Redemption. The Common Interest shall not be redeemable.

SECTION 6.05   Voting Rights. The Member shall have the sole right to vote on all matters as to which members of a limited liability company shall be entitled to vote pursuant to the LLC Act and other applicable law.

SECTION 6.06   Class. The Company shall have one class of Common Interest.

SECTION 6.07   Capital Contributions. The Member shall contribute the amount of cash to the Company listed on Schedule A attached hereto. The Member is not required to make any additional capital contribution to the Company. To the extent that the Member makes an additional capital contribution to the Company, the Member shall revise Schedule A accordingly.

ARTICLE VII
ALLOCATIONS; DISTRIBUTIONS; EXPENSES;
TAXES; BOOKS; REPORTS; AND BANK ACCOUNTS

SECTION 7.01   Allocations. All items of income, gain, loss, deduction and credit of the Company for each Fiscal Year shall be allocated to the Member. Any credit available for federal income tax purposes shall be allocated to the Member in the same manner.

SECTION 7.02   Expenses. Except as otherwise provided in this Agreement, and subject to the provisions of the Basic Documents and the documents governing the terms of any Additional Issuance, the Company shall be responsible for all of its own expenses and the allocation thereof including without limitation:

(a)  all expenses incurred by the Member or its Affiliates in organizing the Company;

(b)  all expenses related to the payment of the principal of and interest on the Environmental Control Bonds and the securities of any Additional Issuance issued by the Company;

(c)  all expenses related to the business of the Company and all routine administrative expenses of the Company, including any amounts payable under the Administration Agreement and the Servicing Agreement, the maintenance of books and records of the Company, and the preparation and dispatch to the Member of checks, financial reports, tax returns and notices required pursuant to this Agreement;

(d)  all expenses incurred in connection with any litigation or arbitration involving the Company (including the cost of any investigation and preparation) and the amount of any judgment or settlement paid in connection therewith;

(e)  all expenses for indemnity or contribution payable by the Company to any Person;

(f)  all expenses incurred in connection with the collection of amounts due to the Company from any Person;

(g)  all expenses incurred in connection with the preparation of amendments to this Agreement;

(h)  all expenses incurred in connection with the liquidation, dissolution and winding up of the Company; and

(i)  all expenses otherwise allocated in good faith to the Company by the Managers.

SECTION 7.03   Annual Tax Information. The Managers shall cause the Company to deliver to the Member all information necessary for the preparation of the Member’s federal or state income tax return.

SECTION 7.04   Tax Matters. (a) The Member shall communicate and negotiate with the Internal Revenue Service on any tax matter on behalf of the Member and the Company.

(b) The Member acknowledges that at all times that two or more persons or entities hold equity interests in the Company for federal income tax purposes (i) it is the intention of the Company to be treated as a “partnership” for federal and all relevant state tax purposes, and (ii) the Company will be treated as a “partnership” for federal and all relevant state tax purposes and shall make all available elections to be so treated. Until such time, however, it is the intention of the Member that the Company be disregarded for federal and all relevant state tax purposes and that the activities of the Company be deemed to be activities of the Member for such purposes. All provisions of the Company’s certificate of formation and this Agreement are to be construed so as to preserve that tax status under those circumstances.

(c) In accordance with the provisions of Treasury Regulations section 301.7701-3, the Company will not elect to be treated as a corporation for Federal income tax purposes, and therefore will be treated as either a disregarded entity or a division of the Member. Any other election under any provision of any tax law shall be made only by the Managers or by a person authorized to do so by the Managers.

SECTION 7.05   Maintenance of Books. The Company shall keep books and records of accounts and shall keep minutes of the proceedings of the Member and the Managers. The Fiscal Year shall be the accounting year of the Company.

SECTION 7.06   Reports. Within sixty days following the end of each Fiscal Year during the term of the Company, the Managers shall cause to be furnished to the Member a balance sheet, an income statement and a statement of changes in the Member’s capital account for, or as of the end of, that Fiscal Year. Such financial statements shall be prepared in accordance with the accounting method selected by the Managers consistently applied (except as therein noted), and shall be accompanied by an audit report from a nationally recognized accounting firm. The Managers also may cause to be prepared or delivered such other reports as they may deem appropriate. The Company shall bear the costs of all such financial statements and reports.

SECTION 7.07   Bank and Investment Accounts. The Managers shall establish and maintain one or more separate bank and investment accounts and arrangements for Company funds in the Company name with such financial institutions and firms as the Managers determine.

ARTICLE VIII
INDEMNIFICATION

SECTION 8.01   Mandatory Indemnification of the Member, the Special Members and the Managers. Any Person who was or is a party or is threatened to be made a party to, or is involved in, any threatened, pending or completed suit in equity, action at law or other judicial or administrative proceeding (hereafter a “Proceeding”), or any appeal in such a Proceeding or any inquiry or investigation that could lead to such a Proceeding, by reason of the fact that such Person is or was the Member, a Special Member or a Manager, or by reason of the fact that the Member, such Special Member or such Manager is or was serving at the request of the Company as a member, director, manager, officer, partner, venturer, proprietor, trustee, employee, agent or similar functionary of another foreign or domestic corporation, limited liability company, partnership, joint venture, trust, sole proprietorship, employee benefit plan or other enterprise, shall be indemnified by the Company to the fullest extent permitted by applicable law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Company to provide greater or broader indemnification rights than such law permitted the Company to provide prior to such amendment) against judgments, penalties (including, without limitation, excise and similar taxes and punitive damages), fines, settlements and reasonable expenses (including, without limitation, reasonable attorneys’ fees) actually incurred by such Person in connection with such Proceeding; provided, that such judgments, penalties, settlements, fines or other expenses are not directly caused by the negligence or willful misconduct of such Person except that such Person shall be liable for (i) liabilities arising from the failure by such Person to perform obligations expressly undertaken by it in this Agreement; and (ii) taxes, fees or other charges, based on or measured by any fees, commissions or compensation received by such Person in connection with the transactions described in this Agreement and the Basic Documents. It is expressly acknowledged that the indemnification provided in this Article VIII could involve indemnification under theories of strict liability. Notwithstanding anything herein to the contrary, including the provisions of Section 8.02, for so long as any Environmental Control Bonds are outstanding, no payment from funds of the Company (as distinct from funds from other sources, such as insurance) of any indemnity of the Member, any Special Member or any Manager under this Article VIII shall be payable except out of funds available for payment of Company expenses as provided in the Indenture.

SECTION 8.02   Mandatory Advancement of Expenses. Expenses incurred by a Person of the type entitled to be indemnified under Section 8.01 in defending any Proceeding shall be paid or reimbursed by the Company in advance of the final disposition of the Proceeding, without any determination as to such Person’s ultimate entitlement to indemnification under Section 8.01, upon receipt of a written affirmation by such Person of such Person’s good faith belief that such Person has met the standard of conduct necessary for indemnification under this Agreement and a written undertaking by or on behalf of such Person to repay all amounts so advanced if it shall ultimately be determined that such Person is not entitled to be indemnified by the Company as authorized in Section 8.01 or otherwise. The written undertaking shall be an unlimited general obligation of the Person but need not be secured and shall be accepted without reference to financial ability to make repayment.

SECTION 8.03   Indemnification of Officers, Employees and Agents. To the fullest extent permitted by law, the Company shall indemnify and pay and advance expenses to an officer, employee or agent of the Company to the same extent and subject to the same conditions under which it may indemnify and pay and advance expenses to the Member, any Special Member or any Manager under this Article VIII; and, to the fullest extent permitted by law, the Company shall indemnify and pay and advance expenses to any Person who is or was an officer, employee or agent of the Company and who is or was serving at the request of the Company as a member, manager, director, officer, partner, venturer, proprietor, trustee, employee, agent or similar functionary of another foreign or domestic limited liability company, corporation, partnership, joint venture, sole proprietorship, trust, employee benefit plan or other enterprise against any liability asserted against such Person and incurred by such Person in such a capacity or arising out of such Person’s status as such to the same extent and subject to the same conditions that the Company may indemnify and pay and advance expenses to the Member, any Special Member or any Manager under this Article VIII.

SECTION 8.04   Nonexclusivity of Rights. Subject to Section 8.01, the indemnification and advancement and payment of expenses provided by this Article VIII:

(a)  shall not be deemed exclusive of any other rights to which the Member, a Special Member, a Manager or other Person seeking indemnification may be entitled under any statute, agreement, decision of the Member or disinterested Managers, or otherwise both as to action in such Person’s official capacity and as to action in another capacity while holding such office;

(b)  shall continue as to any Person who has ceased to serve in the capacity which initially entitled such Person to indemnity and advancement and payment of expenses;

(c)  shall inure to the benefit of the heirs, executors, administrators, successors and assigns of the Member, such Special Member, such Manager or such other Person;

(d)  shall not exclude any other rights to which a Person seeking indemnification or advancement of expenses may be entitled under any agreement, decision of the Member, disinterested Managers or otherwise, for either an action of the Member, any Special Member or any Manager, officer, employee or agent in the official capacity of such Person or an action in another capacity while holding such position, except that indemnification, unless ordered by a court, may not be made to or on behalf of the Member, any Special Member or any Manager if a final adjudication established that such Person’s acts or omissions involved gross negligence or willful misconduct; and

(e)  shall continue for a Person who has ceased to be the Member, a Special Member or a Manager, officer, employee or agent and inures to the benefit of the heirs, executors, administrators, successors and assigns of such a Person.

SECTION 8.05   Contract Rights. The rights granted pursuant to this Article VIII shall be deemed to be contract rights, and no amendment, modification or repeal of this Article VIII shall have the effect of limiting or denying any such rights with respect to actions taken or Proceedings arising prior to any such amendment, modification or repeal.

SECTION 8.06   Insurance. The Company may purchase and maintain insurance or other arrangement or both, at its expense, on behalf of itself or any Person who is or was serving as the Member, a Special Member or a Manager, officer, employee or agent of the Company or as an officer, employee or agent of the Member, or is or was serving at the request of the Company as a member, manager, director, officer, partner, venturer, proprietor, trustee, employee, agent or similar functionary of another foreign or domestic limited liability company, partnership, corporation, joint venture, sole proprietorship, trust, employee benefit plan or other enterprise, against any liability, expense or loss, whether or not the Company would have the power to indemnify such Person against such liability under the provisions of this Article VIII.

SECTION 8.07   Savings Clause. If this Article VIII or any portion of this Agreement shall be invalidated on any ground by any court of competent jurisdiction, then the Company shall nevertheless indemnify and hold harmless the Member, each Special Member, each Manager or any other Person indemnified pursuant to this Article VIII as to costs, charges and expenses (including, without limitation, attorneys’ fees), judgments, fines and amounts paid in settlement with respect to any action, suit or proceeding, whether civil, criminal, administrative or investigative, to the fullest extent permitted by any applicable portion of this Article VIII that shall not have been invalidated and to the fullest extent permitted by applicable law.

SECTION 8.08   Other Ventures. Notwithstanding any other provision at law or in equity, it is expressly agreed that the Member, any Special Member, any Manager and any Affiliates, officers, directors, managers, stockholders, partners or employees of the Member, any Special Member or any Manager, may engage in other business ventures of every nature and description, whether or not in competition with the Company, independently or with others, and the Company shall not have any rights in and to any independent venture or activity or the income or profits derived therefrom.

SECTION 8.09   Survival. The foregoing provisions of this Article VIII shall survive any termination of the Company or this Agreement.

ARTICLE IX
MISCELLANEOUS PROVISIONS

SECTION 9.01   Offset. Whenever the Company is to pay any sum to the Member, any amounts the Member owes the Company may be deducted from such sum before payment.

SECTION 9.02   Notices. Except as expressly set forth to the contrary in this Agreement, all notices, requests or consents provided for or permitted to be given under this Agreement shall be in writing and shall be given either by depositing such writing in the United States mail, addressed to the recipient, postage paid, and registered or certified with return receipt requested or by delivering such writing to the recipient in person, by reputable overnight courier, or by facsimile or electronic transmission; and a notice, request or consent given under this Agreement shall be effective on receipt by the Person to whom sent. All notices, requests and consents to be sent to the Member shall be sent to or made to MP Renaissance Funding, LLC, 1310 Fairmont Avenue, Fairmont, West Virginia 24554 or such other address as the Member may specify by notice to the Company and the Managers. Any notice, request or consent to the Company or the Managers must be given to the Managers at the following address: MP Environmental Funding LLC, 2215-B Renaissance Drive, Suite #5, Las Vegas, Nevada 89119. Whenever any notice is required to be given by law or this Agreement, a written waiver thereof, signed by the Person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice.

SECTION 9.03   Effect of Waiver or Consent. A waiver or consent, express or implied, to or of any breach or default by any Person in the performance by such Person of its obligations with respect to the Company shall not be a consent or waiver to or of any other breach or default in the performance by such Person of the same or any other obligations of such Person with respect to the Company.

SECTION 9.04   Governing Law; Severability. This Agreement shall be governed by and shall be construed in accordance with the law of the State of Delaware,

excluding any conflict-of-laws rule or principle that might refer the governance or the construction of this Agreement to the law of another jurisdiction. If there is a direct conflict between the provisions of this Agreement and any mandatory and non-modifiable provision of the LLC Act, then the applicable provision of the LLC Act shall control. If any provision of this Agreement or the application thereof to any Person or circumstance is held invalid or unenforceable to any extent, the remainder of this Agreement and the application of that provision to other Persons or circumstances shall not be affected thereby and such provision shall be enforced to the fullest extent permitted by law.

SECTION 9.05   No Bankruptcy Petition; No Dissolution.

(a)  Each Member, each Special Member and each Manager hereby covenants and agrees (or shall be deemed to have hereby covenanted and agreed) that it shall not, prior to the date which is one year and one day after the termination of the Indenture, or the termination of any other indenture pursuant to which any Additional Securities are issued, and the payment in full of all Series of the Environmental Control Bonds or Additional Securities and any other amounts owed under the Indenture or other indenture pursuant to which any Additional Securities are issued, including, without limitation, any amounts owed to third-party credit enhancers, consent to, or make application for, or institute or maintain any action for, the Company to invoke the process of any court or government authority for the purpose of commencing or sustaining an involuntary case against the Company under any federal or State bankruptcy, insolvency or similar law or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Company or of all or any substantial part of the property of the Company, or to the fullest extent permitted by law ordering the winding up or liquidation of the affairs of the Company; provided, however, that nothing in this Section 9.05 shall constitute a waiver of any right to indemnification, reimbursement or other payment from the Company pursuant to this Agreement.

(b)   To the fullest extent permitted by law, each Member, each Special Member and each Manager hereby covenants and agrees (or shall be deemed to have hereby covenanted and agreed) that, until the termination of the Indenture, or other termination of any other indenture pursuant to which any Additional Securities are issued, and the payment in full of all Series of the Environmental Control Bonds and Additional Securities and any other amounts owed under the Indenture or other indenture pursuant to which any Additional Securities are issued, including, without limitation, any amounts owed to third-party credit enhancers, the Member, such Special Member and such Manager will not consent to, or make application for, or institute or maintain any action for, the dissolution of the Company under Section 18-801 or 18-802 of the LLC Act or otherwise.

(c)   In the event that the Member, any Special Member or any Manager takes action in violation of this Section 9.05, the Company agrees that it will file an answer with the court or otherwise properly contest the taking of such action and raise the defense that the Member, the Special Member or the Manager, as the case may be, has agreed in writing not to take such action and should be estopped and precluded therefrom and such other defenses, if any, as its counsel advises that it may assert.

(d)   The provisions of this Section 9.05 shall survive the termination of this Agreement and the resignation, withdrawal or removal of the Member, any Special Member or any Manager. Nothing herein contained shall preclude participation by the Member, any Special Member or a Manager in assertion or defense of its claims in any such proceeding involving the Company.

SECTION 9.06   Amendment. This Agreement may not be amended, except in writing by the Member, upon prior approval of the Trustee and with prior notice to the Rating Agencies and notification from each of Moody’s, Fitch and S&P, or their respective successors, to the Company, that such amendment will not result in a reduction or withdrawal of the then current rating by any such Rating Agency of any outstanding Series or Tranche of Environmental Control Bonds (except that with regard to Moody’s and Fitch, it will be sufficient to provide ten days’ written notice of the amendment).

SECTION 9.07   Headings and Sections. The headings in this Agreement are inserted for convenience only and are in no way intended to describe, interpret, define or limit the scope, extent or intent of this Agreement or any provision hereof.

SECTION 9.08   Binding Agreement. Notwithstanding any other provision of this Agreement, the Member agrees that this Agreement constitutes a legal, valid and binding agreement of the Member, and is enforceable against the Member by the Independent Managers, in accordance with its terms. In addition, the Independent Managers shall be intended beneficiaries of this Agreement.

SECTION 9.09   Dissolution. The Company shall be dissolved, and its affairs shall be wound up, upon the first to occur of the following: (i) the termination of the legal existence of the last remaining member of the Company or the occurrence of any other event which terminates the continued membership of the last remaining member of the Company in the Company unless the Company is continued without dissolution in a manner permitted by this Agreement or by the LLC Act; or (ii) the entry of a decree of judicial dissolution under Section 18-802 of the LLC Act.

IN WITNESS WHEREOF, this Agreement is hereby executed by the undersigned as of __________, 2007.

MEMBER:

MP RENAISSANCE FUNDING, LLC

By:_______________________________________
Name:
Title:

Agreed and Consented to by the Independent
Managers:

_______________________________________
Name:  Kari L. Johnson

_______________________________________
Name:  Darryl E. Smith

SCHEDULE A

SCHEDULE OF INITIAL CAPITAL CONTRIBUTION OF MEMBER

COMMON INTEREST

MEMBER’S NAME	INITIAL CAPITAL CONTRIBUTION*	COMMON INTEREST PERCENTAGE	CAPITAL ACCOUNT
MP Renaissance Funding, LLC		100%

_________
* 0.50% of original principal amount of the Environmental Control Bonds.

A-1

SCHEDULE B

MANAGERS

Names

1.	Paul J. Evanson

2.	David E. Flitman

3.	Philip L. Goulding

4.	Kari L. Johnson

5.	Darryl E. Smith

B-1

SCHEDULE C

OFFICERS

Names	Office

Paul J. Evanson	Chief Executive Officer

Philip L. Goulding	Vice President

Thomas R. Gardner	Controller

C-1

SCHEDULE D

Management Agreement

________ __, 200_

MP Environmental Funding LLC

[                                    ]

Re:	Management Agreement

MP Environmental Funding LLC

Ladies and Gentlemen:

For good and valuable consideration, each of the undersigned persons, who have been designated as managers of MP Environmental Funding LLC, a Delaware limited liability company (the “Company”), in accordance with the Amended and Restated Limited Liability Company Agreement of the Company, dated as of __________, 2007, as it may be amended or restated from time to time (the “LLC Agreement”), hereby agree as follows:

1. Each of the undersigned accepts such person’s rights and authority as a Manager (as defined in the LLC Agreement) under the LLC Agreement and agrees to perform and discharge such person’s duties and obligations as a Manager under the LLC Agreement, and further agrees that such rights, authorities, duties and obligations under the LLC Agreement shall continue until such person’s successor as a Manager is designated or until such person’s resignation or removal as a Manager in accordance with the LLC Agreement. Each of the undersigned agrees and acknowledges that he has been designated as a “manager” of the Company within the meaning of the Delaware Limited Liability Company Act.

2. THIS MANAGEMENT AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, AND ALL RIGHTS AND REMEDIES SHALL BE GOVERNED BY SUCH LAWS WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS.

D-1

IN WITNESS WHEREOF, the undersigned have executed this Management Agreement as of the day and year first above written.

_________________________________________
Name:

_________________________________________
Name:

_________________________________________
Name:

_________________________________________
Name:

_________________________________________
Name:

D-2